Exhibit 21
                             Subsidiaries

                         Polaroid Corporation
                     Year ended December 31, 1995


Name of Subsidiary                          Place of Incorporation
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Inner City, Inc.                                   Delaware
Polint, Inc.                                       Delaware
PMC, Inc.                                          Massachusetts
Polaroid Caribbean Corporation                     Delaware
Polaroid Asia Pacific International Inc.           Delaware
Polaroid Asia Pacific Limited                      Delaware
      Polaroid of Shanghai Limited                 China
Polaroid Europe Limited                            United Kingdom
Polaroid Foundation                                Delaware
Polaroid Canada Inc.                               Canada
Polaroid Gesellschaft mit beschrankter Haftung     Germany
Polaroid Australia Pty. Limited                    Australia
Polaroid Gesellschaft m.b.H.                       Austria
Polaroid Far East Limited                          Hong Kong
Nippon Polaroid Kabushiki Kaisha                   Japan
Polaroid (Norge) A/S                               Norway
Polaroid de Mexico S.A. de C.V.                    Mexico
Polaroid Aktiebolag                                Sweden
Polaroid A.G.                                      Switzerland
Polaroid (U.K.) Limited                            United Kingdom
Polaroid A/S                                       Denmark
Polaroid International B.V.                        Netherlands
      Polaroid (Italia) S.p.A.                     Italy
      Polaroid (France) S.A.                       France
      Polaroid (Belgium) N.V.                      Belgium
      Polaroid (Europa) B.V.                       Netherlands
      Polaroid Nederland B.V.                      Netherlands
      Svetozor                                     Russia
      Polaroid Graphics Imaging B.V.               Netherlands
Polaroid do Brasil Ltda.                           Brazil
Polaroid Singapore Private Limited                 Singapore
Polaroid Oy                                        Finland
Polaroid Espana, S.A.                              Spain
Polaroid Foreign Sales B.V.                        Netherlands
Polaroid India, Inc.                               Delaware
Polaroid Malaysia Limited                          Delaware
Polaroid India Private Limited                     India


Subsidiaries of subsidiary companies are indented and listed below the respective companies through which they are controlled.